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                                                                       Exhibit 5



October 21, 1997



To:  The Directors of BANC ONE CORPORATION




This opinion is being provided by the undersigned, as Senior Vice President and General Counsel of BANC ONE CORPORATION (the "Company"). In such capacity I, or attorneys under my supervision, have represented the Company in connection with the filing with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of a Registration Statement on Form S-3 relating to: (i) unsecured debt securities ("Debt Securities"), which may be either senior (the "Senior Securities") or subordinated (the "Subordinated Securities") in priority of payment, both of which may be convertible into or exchangeable for securities or indebtedness of any kind of the Company or any other issuer or obligor; (ii) warrants ("Debt Warrants") to purchase Debt Securities; (iii) options, warrants or other rights relating to the exchange of certain currencies ("Currency Warrants"); (iv) options, warrants or other rights entitling the holder to receive an amount in cash determined by reference to increases ("Stock-Index Call Warrants") and decreases ("Stock-Index Put Warrants" and, collectively with Stock-Index Call Warrants, being referred to herein as the "Stock-Index Warrants") in the level of a specified stock-index which may be based on one or more U.S. or foreign stocks or a combination thereof; (v) options, warrants or other rights relating to other items or indices ("Other Warrants"); (vi) shares of the Company's Class A Preferred Stock or Class C Preferred Stock (collectively, " Preferred Stock") which may be convertible into shares of common stock, no par value per share, of the Company ("Common Stock") or exchangeable for Debt Securities; (vii) shares of Preferred Stock represented by depositary shares ("Depositary Shares");
(viii) warrants to purchase shares of Preferred Stock ("Preferred Stock Warrants"); (ix) warrants to purchase shares of Common Stock ("Common Stock Warrants"); and (x) Common Stock. The Debt Warrants, Currency Warrants, Stock-Index Warrants, Other Warrants, Preferred Stock Warrants and Common Stock Warrants are collectively referred to herein as the "Warrants"; and the Debt Securities, Warrants, shares of Preferred Stock, Depositary Shares and shares of Common Stock are collectively referred to herein as the "Offered Securities".

The Offered Securities will be sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein and supplements to the Prospectus. The Senior Securities will be issued under an Indenture relating to senior securities dated as of March 3, 1997 (the "Senior Indenture") between the Company and The Chase Manhattan Bank, as trustee. The Subordinated Securities will be issued under an Indenture relating to subordinated securities dated as of March 3, 1997 (the "Subordinated Indenture" and, together with


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Directors of BANC ONE CORPORATION
October 21, 1997
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the Senior Indenture, the "Indentures") between the Company and The Chase
Manhattan Bank, as trustee. The Indentures are filed as exhibits to the Registration Statement.

In rendering the opinions set forth below, I or attorneys under my supervision have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including without limitation, the Registration Statement and the Indentures.

The opinions set forth in paragraphs 1, 2, 3, 4, 5, 6, 7 and 9 below are subject to the effects of applicable bankruptcy, insolvency, moratorium, fraudulent transfer or conveyance, reorganization, receivership, conservatorship and other similar laws now or hereafter in effect relating to the rights of creditors generally, and subject to general principles of equity (whether applied in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

Based upon and subject to the foregoing and after examination of such matters of law as I have deemed applicable or relevant to this opinion, I am of the opinion that:

         1. Upon (i) the effectiveness of the Registration Statement, (ii) the establishment of the terms of the Debt Securities in conformity with the resolutions of the Company's Board of Directors (the "Authorizing Resolutions") and (iii) the issuance, authentication and delivery of the Debt Securities in accordance with the provisions of the applicable Indenture against payment therefor, the Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         2. Upon (i) the effectiveness of the Registration Statement, (ii) the establishment of the terms of the Debt Warrants in conformity with the Authorizing Resolutions, (iii) the authorization, execution and delivery of the applicable debt warrant agreement (the "Debt Warrant Agreement") and (iv) the issuance, authentication and delivery of the Debt Warrants in accordance with the provisions of such Debt Warrant Agreement against payment therefor, the Debt Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         3. Upon (i) the effectiveness of the Registration Statement, (ii) the establishment of the terms of the Currency Warrants in conformity with the Authorizing Resolutions, (iii) the authorization, execution and delivery of the applicable currency warrant agreement (the "Currency Warrant Agreement") and
(iv) the issuance, authentication and delivery of the Currency Warrants in accordance with the provisions of such Currency Warrant Agreement against payment therefor, the Currency Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         4. Upon (i) the effectiveness of the Registration Statement, (ii) the establishment of the


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Directors of BANC ONE CORPORATION
October 21, 1997
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terms of the Stock-Index Warrants in conformity with the Authorizing
Resolutions, (iii) the authorization, execution and delivery of the applicable stock-index warrant agreement (the "Stock-Index Warrant Agreement") and (iv) the issuance, authentication and delivery of the Stock-Index Warrants in accordance with the provisions of such Stock-Index Warrant Agreement against payment therefor, the Stock-Index Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         5. Upon (i) the effectiveness of the Registration Statement, (ii) the establishment of the terms of the Other Warrants in conformity with the Authorizing Resolutions, (iii) the authorization, execution and delivery of the applicable other warrant agreement (the "Other Warrant Agreement") and (iv) the issuance, authentication and delivery of the Other Warrants in accordance with the provisions of such Other Warrant Agreement against payment therefor, the Other Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         6. Upon (i) the effectiveness of the Registration Statement, (ii) the establishment of the terms of the Preferred Stock Warrants in conformity with the Authorizing Resolutions, (iii) the authorization, execution and delivery of the applicable preferred stock warrant agreement (the "Preferred Stock Warrant Agreement") and (iv) the issuance, authentication and delivery of the Preferred Stock Warrants in accordance with the provisions of such Preferred Stock Warrant Agreement against payment therefor, the Preferred Stock Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         7. Upon (i) the effectiveness of the Registration Statement, (ii) the establishment of the terms of the Common Stock Warrants in conformity with the Authorizing Resolutions, (iii) the authorization, execution and delivery of the applicable common stock warrant agreement (the "Common Stock Warrant Agreement") and (iv) the issuance, authentication and delivery of the Common Stock Warrants in accordance with the provisions of such Common Stock Warrant Agreement against payment therefor, the Common Stock Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         8. Upon (i) the effectiveness of the Registration Statement, (ii) the designation of the express terms of the class and series of Preferred Stock (the "Offered Preferred Stock") by the Company's Board of Directors and thereafter upon proper filing with the Secretary of State of the State of Ohio of an amendment to the Company's Articles of Incorporation setting forth the express terms of the Offered Preferred Stock and (iii) the issuance and sale of the Offered Preferred Stock as contemplated in the Registration Statement and in accordance with their respective terms, the shares of Offered Preferred Stock will be legally issued, fully paid and nonassessable.

         9. Upon (i) the effectiveness of the Registration Statement, (ii) the establishment of the terms of the Depositary Shares in conformity with the Authorizing Resolutions, (iii) the


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Directors of BANC ONE CORPORATION
October 21, 1997
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authorization, execution and delivery of the applicable deposit agreement relating to the Depositary Shares (the "Depositary Agreement") and (iv) the issuance, authentication and delivery of the Depositary Shares in accordance with the provisions of such Depositary Agreement against payment therefor, the Depositary Shares will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

         10. Upon (i) the effectiveness of the Registration Statement and (ii) the issuance and sale of the Common Stock as contemplated in the Registration Statement and in accordance with its terms, the shares of Common Stock will be legally issued, fully paid and nonassessable.

The opinions expressed herein are limited to the laws of the State of Ohio and the federal laws of the United States of America. I hereby consent to (i) the use and filing of this opinion as an exhibit to the Registration Statement and to the reference to this opinion under the heading "Legal Opinions" in any prospectus filed in connection with the Registration Statement and (ii) the incorporation by reference of this opinion into a subsequent registration statement filed by the Company pursuant to Rule 462(b) under the Securities Act relating to the offering covered by the Registration Statement. In giving such consent, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the General Rules and Regulations thereunder.


Very truly yours,



/s/ Steven Alan Bennett

Steven Alan Bennett
Senior Vice President and General Counsel